SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant                    [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[_]  Definitive additional materials
[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ADEN ENTERPRISES, INC.
               (Name of Registrant as Specified in its Charter)

                             ADEN ENTERPRISES, INC.
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                            ADEN ENTERPRISES, INC.

                                13314 "I" Street
                              Omaha, Nebraska 68137

                                January 28, 2000


Dear Shareholder:

         Shareholders of record as of December 31, 1999 are encouraged to vote on the enclosed proposal, which amends the Company's Articles of Incorporation, increasing the total number of shares of the Company's common stock.

         The Board of Directors has approved this amendment, subject to shareholder approval. Management encourages a vote FOR this proposal.

         I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope.


         To complete this vote, the Company will hold a special meeting of shareholders of Aden Enterprises, Inc., which will be held at 8:00 a.m. on Friday, February 18, 2000, at 13314 "I" Street, Omaha, Nebraska. Please note that the only item on the agenda for this meeting will be voting on this amendment. This will be a brief, business-only meeting, with no other matters to be discussed.


         Other than matters directly relating to the proposed amendment, the management of the Company will be making no presentations at the special meeting, and senior members of management may not be in attendance. We anticipate the actual meeting will take no longer than 10 minutes.

         If you decide to attend this special meeting and vote in person, you will of course have that opportunity.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.


                                   Sincerely,






                                            /s/ Michael S. Luther
                                            Michael S. Luther
                                            Chairman and Chief Executive Officer

                                              ADEN ENTERPRISES, INC.
                                     NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                                 FEBRUARY 18, 2000


To the Shareholders:

     A special meeting of the shareholders of Aden Enterprises, Inc. will be held at

13314 "I" Street,  Omaha,  Nebraska,  on February 18,  2000, at 8:00 a.m. for

the following purposes:

     1. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation to increase the authorized common stock from 100,000,000 to 750,000,000 shares; and

     2. To transact such other business as may properly come before the meeting.


         Only shareholders of record at the close of business on December 31 , 1999 are entitled to notice of, and to vote at, this meeting.



                                                        BY ORDER OF THE BOARD OF
                                    DIRECTORS






                                                         /s/ Judith E. Sundberg
                                                           Judith E. Sundberg

                                    Secretary





Omaha, Nebraska
January 28, 2000


                                    IMPORTANT

         Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                             ADEN ENTERPRISES, INC.
                                13314 "I" Street
                              Omaha, Nebraska 68137

                       PROXY STATEMENT FOR SPECIAL MEETING
                                 OF SHAREHOLDERS


                          To Be Held February 18, 2000

         This Proxy Statement, which was first mailed to shareholders on or about January 31, 2000, is furnished in connection with the solicitation of proxies by the Board of Directors of Aden Enterprises, Inc. (the "Company"), to be voted at a special meeting of the shareholders of the Company, which will be held at 8:00 a.m. on February 18, 2000, at 13314 "I" Street, Omaha, Nebraska, for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the special meeting or by executing another proxy dated as of a later date.


         The cost of solicitation of proxies is to be borne by the Company. Shareholders of record at the close of business on December 31, 1999 will be entitled to vote at the meeting on the basis of one vote for each share held. On December 31, 1999, there were 81,000,000 shares of common stock outstanding, held of record by approximately 223 shareholders.

PROPOSAL:APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION


         The Board of Directors has approved, and is recommending to the Shareholders for approval at the Special Meeting, an amendment to Article IV of the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 to 750,000,000. The Board of Directors determined that this amendment is advisable and should be considered at the Special Meeting to be held February 18, 2000. The full text of the proposed amendment to the Articles of Incorporation is set forth below.


Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Common Stock

         The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 100,000,000 to 750,000,000. The additional 650,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. At December 31, 1999, 81,000,000 shares of Common Stock were outstanding. The Board of Directors believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to meet commitments of the Company described below and to provide the Company with adequate flexibility in the future.

         The Company has made various commitments to issue shares of Common Stock subject to approval of the proposed amendment to Article IV of the Company's Articles of Incorporation. The Company is committed to issue 58,000,000 shares of Common Stock to MercExchange, LLC in consideration for the conveyance of certain intellectual property rights. The Company has committed to issue to certain investors in the aggregate 30,788,383 shares of Common Stock at $0.24087643454 per share, 19,000,000 of which shares will be issued from the Company's currently authorized shares and the balance will be issued subject to approval of the proposed amendment to Article IV of the Company's Articles of Incorporation. The Company has also committed to reissue to Mr. Luther 38,438,316 shares of Common Stock and to Mr. Koch 13,366,188 shares of Common





Stock. The Company has also issued, or has committed to issue, to certain of its creditors, vendors and employees warrants to purchase 289,039,968 shares of Common Stock, including warrants granting Mr. Koch the right to purchase in the aggregate 93,000,000 shares of Common Stock and Mr. Luther the right to purchase in the aggregate 50,000,000 shares of Common Stock. See "INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT."

         Under  California  law,  the  proposed  amendment  cannot  occur unless
Shareholders approve the proposed amendment to Article IV of the Company's Articles of Incorporation. The proposed amendment to Article IV would permit the issuance of additional shares up to the new 750,000,000 maximum authorization without further action or authorization by Shareholders. The Board believes it is prudent for the Company to have this flexibility. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of Shareholders. The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Effective Date of Proposed Amendment

         The proposed amendment to Article IV of the Articles of Incorporation of the Company, if adopted by the required vote of Shareholders, will become effective on the date on which Articles of Amendment to the Company's Articles of Incorporation are filed with the Secretary of State of the State of California.

Amendment to Articles of Incorporation

         If approved, Article IV of the Company's Articles of Incorporation would be amended to read as follows:

                                       IV

     The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 750,000,000.

Vote Required and Board Recommendation

         The affirmative vote of holders of a majority of the Shares entitled to vote at the meeting is required to approve the proposed amendment. If the amendment is not approved by the shareholders, the Company's Articles of Incorporation, which authorizes the issuance of 100,000,000 shares of Common Stock, will continue in effect. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's common shares by shareholders holding or controlling five percent (5%) or more of its outstanding voting securities.




                                                                            Amount of Beneficial
                                                                                Ownership of        Percent of
                                                                             Common Stock as of
Name and Address                                                                 12/31/1999            Total


Michael S. Luther (1)                                                             9,414,353                 11.62%


1611 So. 91st Avenue
Omaha, Nebraska 68124


Daniel A. Koch (2)                                                                 143,169                  0.18%

12905 Lafayette Ave.
Omaha, Nebraska 68154

MercExchange, LLC(3)                                                                 0                      0.00%

8408 Washington Avenue

Alexandria, VA 22309


Anders Ulegard (4)                                                                4,085,278                 5.04%


c/o Quaestus Ltd.
38 Route de Malagnon

CH-1208

Geneva, Switzerland




         The following table sets forth information regarding the beneficial ownership of the Company's common shares by its directors, the Company's Chief Executive Officer and the Company's only other executive officer, and the directors and executive officers as a group.






                                                                            Amount of Beneficial
                                                                                Ownership of        Percent of
                                                                             Common Stock as of
Name and Address                                                                 12/31/1999            Total


                                                                                  9,414,353                 11.62%

Michael S. Luther (1)
Chairman and Chief Executive Officer
1611 So. 91st Avenue
Omaha, Nebraska 68124

Judith E. Sundberg                                                                1,771,853                 2.19%
Director
c/o 13314 "I" Street
Omaha, Nebraska 68137

Donald E. Rokusek                                                                 1,142,857                 1.41%
Director
c/o 13314 "I" Street
Omaha, Nebraska 68137


Thomas Woolston (3)                                                                  0                      0.00%

Chief Technology Officer
8408 Washington Avenue

Alexandria, VA 22309

Directors and Executive Officers as a group (4 individuals)                      12,329,063                 15.22%







(1) In order to issue shares of Common Stock with respect to certain commitments made to various third parties, the Company returned 38,438,316 shares of its Common Stock from Mr. Luther. The Company committed to reissue such shares to Mr. Luther subject to the approval of the amendment to Article IV of its Articles of Incorporation. Furthermore, on September 21, 1999, the Company agreed to issue a warrant to Mr. Luther which grants him the right to purchase 50,000,000 shares of Common Stock at an exercise price of $0.15 per share. This warrant expires on September 21, 2001. At the time this warrant was issued, the fair market value of each share of Common Stock was determined by the Company's board of directors to be $0.038. This warrant is also subject to the approval of the amendment to Article IV of the Company's Articles of Incorporation.

(2) In order to issue shares of Common Stock with respect to certain commitments made to various third parties, the Company returned 13,366,188 shares of its Common Stock from Mr. Koch. The Company committed to reissue such shares to Mr. Koch subject to the approval of the amendment to Article IV of its Articles of Incorporation as set forth herein. On November 15, 1998, the Company agreed to issue a warrant to Mr. Koch which grants him the right to purchase 43,000,000 shares of Common Stock at an exercise price of $0.001 per share. At the time this warrant was issued, the fair market value of each share of Common Stock was determined by the Company's board of directors to be $0.011. This warrant expires on November 14, 2000. On September 21, 1999, the Company agreed to issue a warrant to Mr. Koch which grants him the right to purchase 50,000,000 shares of common stock at an exercise price of $0.15 per share. At the time this warrant was issued, the fair market value of each share of Common Stock was determined by the Company's board of directors to be $0.038. This warrant expires on September 21, 2001. Each of the warrants is also subject to the approval of the amendment to Article IV of the Company's Articles of Incorporation.

(3) Subject to the approval of the amendment to Article IV of the Company's Articles of Incorporation as set forth herein, MercExchange, LLC will receive 58,000,000 shares of the Company's Common Stock in consideration for the conveyance of certain intellectual property rights. MercExchange, LLC is a Virginia limited liability company owned and controlled by Thomas Woolston, the Company's Chief Technology Officer.

(4) Mr. Ulegard beneficially owns directly 1,128,611 shares of Common Stock. Mr. Ulegard's affiliates, Quaestus Ltd. and Quaestus Life International Ltd. ("Quaestus Life"), beneficially own 1,220,000 and 1,736,667 shares of Common Stock, respectively. On November 15, 1998, the Company agreed to issue to Mr. Ulegard a warrant to purchase in the aggregate 20,000,000 shares of Common Stock at an exercise price of $0.001 per share. At the time this warrant was issued, the fair market value of each share of Common Stock was determined by the Company's board of directors to be $0.011. This warrant expires on November 14, 2000. In addition, the Company agreed on November 1, 1999, to issue to affiliates of Mr. Ulegard, Quaestus S.A. and Quaestus Life, warrants to purchase in the aggregate 3,842,096 shares of Common Stock at $0.20 per share and warrants to purchase in the aggregate 522,000 shares of Common Stock at $0.15 per share. At the time these warrants were issued, the fair market value of each share of Common Stock was determined by the Company's board of directors to be $0.044. These warrants expire on October 31, 2001. Each of these warrants is subject to the approval of the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of capital stock. Under agreements dated as of December 31, 1999, Quaestus Ltd. has also acted as agent for certain investors in the Company who purchased in the aggregate 30,788,383 shares of Common Stock at $0.24087643454 per share, 19,000,000 of which shares will be issued from the Company's currently authorized shares and the balance will be issued subject to approval of the proposed amendment to the Company's Articles of Incorporation increasing the number of authorized shares of capital stock.

                                     [FRONT]

                                      PROXY

                     FOR SPECIAL MEETING OF THE SHAREHOLDERS

                             ADEN ENTERPRISES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Michael S. Luther, Judith E. Sundberg and Donald E. Rokusek (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of the Shareholders to be held at the 13314 "I" Street, Omaha, Nebraska at 8:00 a.m. on February 18, 2000, and at any adjournments thereof.


[ ] FOR [ ] AGAINST [ ] ABSTAIN Proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 750,000,000 shares.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting.

                                   [REVERSE]

     This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                       ------------------------------
                                       Signature

                                       ------------------------------
                                       Signature, if held jointly


                                       Dated: ____________________, 2000


IMPORTANT -- PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.